www.newtekone.com Newtek Business Services Corp. NASDAQ: NEWT Update on Pending Acquisition of the National Bank of New York City August 3, 2022 Investor Relations Jayne Cavuoto Director of Investor Relations jcavuoto@newtekone.com (212) 273-8179 Barry Sloane Newtek President, Chairman & CEO (212) 356-9550 bsloane@newtekone.com

www.newtekone.com Note Regarding Forward-Looking Statements 1 The matters discussed in this Presentation, as well as in future oral and written statements by management of Newtek Business Services Corp., that are forward-looking statements, including statements regarding our ability to close the pending acquisition of National Bank of New York City (“NBNYC” and the “Acquisition”), obtain required regulatory approvals for the pending Acquisition, the timing of the closing of the Acquisition, the timing of our withdraw of our election as a BDC, as well as earnings targets, projections, estimates and assumptions concerning the pending Acquisition, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “allows,” “outlook,” “seeks,” “desires,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “target, “illustration” or “continue” or the negative of these terms or other similar expressions. Important assumptions include those referenced above and our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Presentation concerning financial targets and estimates should not be regarded as a representation by us that our plans or objectives will be achieved. The forward-looking statements contained in this Presentation include statements as to: the pending Acquisition and the benefits thereof, our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the ability to maintain key personnel and hire new personnel; our ability to expand our product offering; our ability and that of our portfolio companies to achieve their objectives; our expected financings and investments; our regulatory structure and tax status; our ability to operate as a business development company (“BDC”) and a regulated investment company (“RIC”); the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; the timing, form and amount of any dividend distributions; the impact of fluctuations in interest rates on our business; the valuation of any investments in portfolio companies, particularly those having no liquid trading market; and our ability to recover unrealized losses. The following discussion should be read in conjunction with the section entitled “Risk Factors,” and our consolidated financial statements and related notes and other financial information appearing in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission (“SEC”). We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligations to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In addition to factors previously disclosed in our reports filed with the SEC and those identified elsewhere in this Presentation, the following factors, among others discussed above, could cause actual results to differ materially from forward-looking statements or historical performance: our ability to obtain regulatory approvals (and the timing of such approvals) and meet other closing conditions to the Acquisition; modification or termination of certain businesses to comply with regulatory requirements; delay in closing the Acquisition; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the Acquisition; the risk that any announcements relating to the proposed Acquisition could have adverse effects on the market price of our common stock; difficulties and delays in integrating the NBNYC business; diversion of management’s attention from ongoing business operations and opportunities; our ability to operate as a bank holding company and the increase in regulatory burden and compliance costs; the attractiveness of our banking products to our existing customer base and our ability to cross-sell; any change in our dividend payout due to no longer operating as a BDC and RIC. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which Newtek or NBNYC does business, including interest rate fluctuations, changes and trends in the securities markets and other factors. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed Acquisition; the risk that a condition to closing of the proposed Acquisition may not be satisfied; the risk that regulatory approvals that may be required for the proposed Acquisition, including but not limited to, the federal banking regulators and the SBA, is delayed, is not obtained or is obtained subject to conditions that are not anticipated or desirable; Newtek’s ability to achieve the synergies and value creation contemplated by the proposed Acquisition; the timing of our withdrawal of our election to be a BDC; our status as a RIC; the diversion of management time on Acquisition-related issues; unanticipated increases in costs; and changes in Newtek’s future cash requirements, capital requirements, results of operations, financial condition and/or cash flows.

www.newtekone.com 2 Special Note Regarding Projected Financial Information The Projected financial targets and other financial information illustrated herein updates and replaces all such prior illustrations provided by the Company concerning the pending Acquisition of NBNYC, including the March 2, 2022 “Update on Pending Acquisition of the National Bank of New York City.” Projected financial targets and other information contained herein illustrates the potential effect of Newtek’s acquisition of NBNYC on our financial position and results of operations based upon management’s current assessment of Newtek’s and NBNYC’s respective historical financial positions and results of operations. Projected financial targets and other information for the combined businesses of Newtek and NBNYC is based on management’s current estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Newtek and NBNYC. Projected financial information is unaudited and presented for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that may result from Newtek’s Acquisition of NBNYC. All projected financial targets and other information is subject to change based upon, among other things, regulatory approvals of Newtek’s current business plan and other assumptions in connection with the pending acquisition of NBNYC.

www.newtekone.com Newtek to Acquire National Bank of New York City 3 1. “TBV” = Tangible book value; NBYNC to deliver $20mm of Tangible Common Equity (“TCE”) at closing after special dividend of real estate property and excess capital ACQUISITION STRUCTURE Acquisition of 100% of Equity of NBNYC DEAL VALUE $20 million 1.0x TBV(1) CONSIDERATION 100% Cash FINANCING Debt, Equity and Cash on Hand ANTICIPATED APPROVAL & CLOSING Anticipated Approval Q3 2022; Anticipated Closing TBD CLOSING CONDITIONS Regulatory Approvals and Closing Conditions OPERATIONS Bank Subsidiary to Operate as Newtek Bank N.A. (“Newtek Bank”) MANAGEMENT Existing Newtek Board and management to remain at the FHC; NBNYC board will resign and will be replaced; NBNYC staff anticipated to remain in place with additional hires  Newtek has entered into an agreement to acquire National Bank of New York City (“NBNYC” or the “Bank”), an Office of the Comptroller of the Currency (“OCC”) regulated national bank with approximately $200 million in total assets (as of December 31, 2021) for a $20 million purchase price (the “Acquisition”)  The Acquisition is subject to the approval of federal banking regulators and the U.S. Small Business Administration (“SBA”)  Upon the receipt of regulatory approvals and the close of the Acquisition, the Company intends to become a bank holding company that will elect financial holding company (“FHC”) status

Anticipate A Well-Capitalized Institution

Newtek® Your Business Solutions Company®

Illustrative Holding Company and Newtek Bank Subsidiary Capital Targeted at Closing

Newtek

Holding Company Level - Consolidated

TOTAL ASSETS	~$1.2 billion
TCE RATIO	15-20%
CET1 RATIO	20-25%
TOTAL CAPITAL RATIO	20-25%

Newtek Bank

Bank Subsidiary

TOTAL ASSETS	~$245 million
TCE RATIO	30-35%
CET1 RATIO	40-45%
TOTAL CAPITAL RATIO	40-45%

"CET1" = Common Equity Tier 1

Capital Targets for illustrative purposes and assumes a 1/1/2023 close of the Acquisition.

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www.newtekone.com 5 ROAA ROATCE Earnings Per Share 3.5 – 4.5% FY 2024 20 – 25% $3.00 – $3.20 Profitability Targets Cost of Funds 3.0 – 4.0% Deposits / Total Funding ~55% 3.0 – 4.0% FY 2023 18 – 22% $2.00 – $2.20 Profitability Targets 3.5 – 4.5% ~50% “ROAA” = Return on Average Assets; “ROATCE” = Return on Average TCE. Note: Earnings targets for illustrative purposes; assumptions include a January 1, 2023 closing date and regulatory approvals of Newtek’s current business plan; there can be no assurance of the actual financial results of Newtek FHC and Newtek Bank or attaining the targets illustrated herein; see also Note on Forward-Looking Statements and Special Note Regarding Projected Financial Information on pp. 1-2. Earnings Targets Illustration: Consolidated Newtek FHC

www.newtekone.com FHC Earnings Targets Illustration – Additional Detail Note: Earnings targets for illustrative purposes; assumptions include a January 1, 2023 closing date and regulatory approvals of Newtek’s current business plan; earnings targets presented excluding impact of any fair value adjustments; there can be no assurance of the actual results of the FHC and Newtek Bank; see also Note on Forward- Looking Statements and Special Note Regarding Projected Financial Information on pp. 1-2 57% 58% 0% 50% 100% 2023 2024 Revenue Breakdown Bank All Other 44% 59% 0% 50% 100% 2023 2024 Pre-tax Income Breakdown Bank All Other

www.newtekone.com NewtekOne Dashboard - The Newtek AdvantageTM Relationships, Analytics & Transactional Capability 7 TM

Sample of Current Newtek & Portfolio Company Talent Pool with Banking Experience

Newtek® Your Business Solutions Company®

- **Nicolas Young – Chief Risk Officer, Newtek Business Services Corp (Proposed President of the Bank) – 20+ years of banking experience**
  - IBERIABANK – Executive Vice President, Chief Credit Officer
  - Banco Sabadell Group – Executive Vice President, Chief Credit Officer
- **Albert Spada – President, Newtek Business Credit – 36 years of banking experience**
  - Santander Bank – Managing Director, Head of Asset Based Finance Division
  - RBS Citizens Business Capital – Senior Vice President, National Sales Leader
  - CIT – Executive Vice President, Chief Sales Officer
  - GE Capital, The Bank of New York Commercial Corporation, Goldman, Sachs & Co.
- **Brian Lawn – Senior Vice President, Credit & PPP Loan Forgiveness, Small Business Lending – 30 years of banking experience**
  - Peoples United Bank – Senior Vice President, NYCRE Portfolio Management Regional Manager
  - BNB Bank – Vice President, SBA Portfolio Underwriting Manager
  - Community National Bank – Vice President, Commercial Lending
  - Capital One Bank, Sovereign Bank, Banco Santander, Independence Community Bank, The Bank of New York
- **Michael Ogus – Senior Vice President, Credit Committee Member, Newtek Small Business Finance – 39 years of banking experience**
  - BNB Bank fka Bridgehampton National Bank – Director, Small Business Administration Lending
  - Astoria Federal Savings & Loan Association – Assistant Director, Small Business Lending
  - Chemical Bank/The Chase Manhattan Bank, IBJ Schroder Bank & Trust Company, Lincoln Savings Bank

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www.newtekone.com Sample of Existing Newtek & Portfolio Company Talent Pool with Banking Experience 9  John McCaffery – EVP, Finance – 30 years of banking experience – Dime Community Bancorp – SVP, Chief Risk Officer – Bridge Bancorp, Inc. – EVP, Chief Financial Officer/Treasurer – State Bank of Long Island - Treasurer  John Vivona – SVP, Risk Management –32 years of banking experience – Alma Bank – SVP, Chief Risk Officer, Interim Chief Compliance Officer – BNB Bank – SVP, Chief Risk Officer – New York Community Bank – SVP, Compliance Officer, Fair Lending Officer & Privacy Officer  Kelvin Lui– SVP, Digital Transformation – 1 year of banking experience – Zais Group, LLC – Chief Technology Officer – Securus Insurance Agency – Chief Operating Officer – JPMorgan – Chief Operating Officer – NA Securitized Products Technology – Barclays Capital – RMBS Technology/Director – Merrill Lynch – Co-Head of Mortgage Technology / Vice President  David Simon – President & COO - Newtek Merchant Solutions – 20 years of banking experience – Visa – SVP, Global Head of Small Business & Medium Enterprises Business – Banamex USA – Board Member – TriStar Payments – Chief Executive Officer – OneWest Bank – Head of Prepaid Cards & Senior Advisor, Payment Solutions – Citigroup – Executive Vice President

www.newtekone.com Investment Summary  We believe a diversified business model can provide multiple streams of revenue  We believe that we have a proven track record; Established in 1998; publically traded since September 2000  Newtek has consistently outperformed the Russell 2000 and the S&P 500 for over a decade1  Over 19-year lending history through multiple lending cycles, we believe that we have great depth and breadth of experience  Newtek continues to believe a BHC structure will be in the best long-term interests of the Company and all of its stakeholders  We believe that management’s interests are aligned with shareholders; management and Board combined own approximately 5.7% of outstanding shares  The Company continues to believe that as a BHC it can broaden and enhance its access to finance its growth that will be beneficial and accretive to its shareholders and can enhance Newtek’s relationship with its channel partners and the underserved business community in the U.S.  Newtek believes that by adding all of its solutions to its NewtekOne Dashboard™ can enhance its ability to cross sell all of its business and financial solutions with unprecedented ease  Newtek expects to pay dividends to its shareholders as a BHC. 1Source: total return data from Bloomberg as of July 29, 2022 and includes period before becoming a BDC. 10